Exhibit 99.1

Farid Moradi
280 S. Beverly Drive Suite 211
Beverly Hills CA 90212

To: Board of Directors of MobileBits Holdings Corporation

I want to thank you for the opportunity to serve on the Board of MobileBits Holdings Corporation as director of the company.

Effective immediately, I will resign from my position as director of the Company for personal reasons. I am happy to be of assistance in anyway I can in the future. As a shareholder of the company, I await the success of the company with the execution of the great vision you all have.

Sincerely,

/s/ Farid Moradi     12/28/2011

Farid Moradi